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                                                                   Exhibit 10.3

                            LETTER AMENDMENT NO. 1

                                      to

                  Amended and Restated Master Shelf Agreement


                                                As of July 31, 2000


The Prudential Insurance Company
  of America
U.S. Private Placement Fund
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

          We refer to the Amended and Restated Master Shelf Agreement dated as of February 14, 2000 (the "Agreement"), among the undersigned, TransMontaigne Inc. (the "Company"), and The Prudential Insurance Company of America ("Prudential") and U.S. Private Placement Fund (collectively, the "Purchasers"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

          The Company has advised the Purchasers that it intends to acquire 100% of the equity of Genesis Energy, L.L.C., a Delaware limited liability company, for cash consideration not to exceed $3,000,000 and that the Company and its Subsidiaries are required by environmental and other regulations to increase capital expenditures in fiscal year 2001 by up to $4,000,000. The Purchasers have agreed to amend the relevant covenants of the Agreement to permit these activities.

1. Amendments to the Agreement. The Agreement is, effective as of the date first above written, hereby amended as follows:

     (a) Paragraph 6A(5). Capital Expenditures. Paragraph 6A(5) is amended in its entirety to read as follows:

          "6A(5).    Capital Expenditures.  For each fiscal quarter of the
     Company, commencing with the fiscal quarter ending December 31, 2000, the aggregate amount of Capital Expenditures for the period of four consecutive fiscal quarters then ending shall not exceed $8,000,000; provided, however,
                                                              --------  -------
     that the Company and its Subsidiaries may incur additional Capital Expenditures (a) for contracted projects identified in
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     Schedule 6A(5) hereto in an aggregate amount not to exceed $15,000,000 and
     --------------
     (b) for additional projects required to comply with environmental or other governmental regulations incurred in fiscal year 2001 in an aggregate amount not to exceed $4,000,000."

     (b) Paragraph 6B. Distributions. Paragraph 6B is amended by amending clause (i) in its entirety to read as follows:

          "(i) Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company (other than Genesis Energy, L.L.C., a Delaware limited liability company)."

     (c) Paragraph 6C(4). Investments and Acquisitions. Paragraph 6C(4) is amended by amending clause (v) in its entirety to read as follows:

          "(v)  Investments made after June 30, 1999 in Subsidiaries listed in
     Schedule 8A hereto as supplemented from time to time other than Wholly
     -----------
     Owned Subsidiaries, provided that the aggregate outstanding amount of
                         --------
     loans, advances and other Investments in such Subsidiaries, measured in each case as of the date of the making of such Investment, shall not at any time exceed the greater of (a) an amount equal to the difference (if positive) of 15% of Consolidated Net Tangible Assets minus $3,000,000 or
     (b) zero."

     Paragraph 6C(4) is further amended by adding a new clause (viii) reading in its entirety as follows:

          "(viii) An Investment consisting of the acquisition of 100% of the equity of Genesis Energy, L.L.C., a Delaware limited liability company, for cash consideration not exceeding $3,000,000."

     (d) Paragraph 8A(ii). Subsidiaries. Paragraph 8A(ii) is amended by amending the first sentence thereof in its entirety to read as follows:

          "(ii) Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Loan Document to which it is a party, (b) guarantee the Obligations, (c) grant to the Collateral Agent for the benefit of the Purchasers the security interest in the Loan Security owned by such Subsidiary to secure the Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it; provided, however, that clauses (a) through (c) of this sentence shall not
     --------  -------
     apply in the case of Genesis Energy, L.L.C., a Delaware limited liability company."

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     (e)         Paragraph 11I.  Future Subsidiaries; Further Assurances.
Paragraph 11I is amended in its entirety to read as follows:

          "11I. Future Subsidiaries; Further Assurances. The Company will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Majority Holders or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Majority Holders; provided, however, that Genesis Energy, L.L.C., a Delaware limited
              --------  -------
     liability company, shall not be required to become a Guarantor. Each Guarantor will, promptly upon the request of the Majority Holders from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Majority Holders deem necessary or advisable to carry out the intent and purposes of this paragraph 11."

2. Consent of Guarantors. Each Guarantor under the Guarantee contained in paragraph 11 of the Agreement hereby consents to this letter amendment and hereby confirms and agrees that such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, the letter amendment, all references in such Guarantee to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by this letter amendment.

3. Representations and Warranties. In order to induce you to enter into this letter amendment, each of the Obligors hereby represents and warrants that: (a) effective June 30, 2000 and as permitted by paragraph 6C(5)(ii) of the Agreement, (1) TransMontaigne Product Services Midwest Inc., an Arkansas corporation, was merged with and into TransMontaigne Product Services Inc., a Delaware corporation, and (2) TransMontaigne Transportation Services Inc., an Arkansas corporation, was merged with and into the Company; (b) each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct on and as of the date hereof, except to the extent of changes caused by the transactions herein contemplated; (c) the counterpart of the amendment to the Bank Agreement furnished by the Company to the Purchasers and reflecting amendments to the Bank Agreement that are in substance parallel to those in this letter amendment is true and complete; and (d) there has been no payment of any amount and no increase in, or additional types of, the rate of interest, breakage costs or any other fees, costs, expenses or other amounts payable with respect to the Bank Agreement in consideration of the amendment to the Bank Agreement described in the foregoing clause (c).

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4.   Miscellaneous.

     (a) Effect on Agreement. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, and each reference in the Security Documents to "the Shelf Agreement" "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. This letter amendment shall be a Loan Document.

     (b) Counterparts. This letter amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment. Delivery of this letter amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

     (c) Effectiveness. This letter amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

          (I) Executed Counterparts. Counterparts of this letter amendment shall have been executed by the Company, each Guarantor and you.

          (II) No Default or Event of Default. After giving effect to the amendments effected hereby, no Default or Event of Default under the Agreement shall have occurred and be continuing.

     (d) Expenses. The Company confirms its agreement, pursuant to paragraph 12B of the Agreement, to pay promptly all expenses of the Purchasers related to this letter amendment and all matters contemplated by this letter amendment, including without limitation all fees and expenses of the Purchasers' special counsel and any local or other counsel retained by the Collateral Agent.

     (e) Governing Law. THIS LETTER AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

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         If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning a counterpart of this letter amendment to TransMontaigne Inc., 370 17th Street, Suite 2750, Denver, Colorado 80202, Attention of Harold R. Logan, Jr.

                                        Very truly yours,

                                        TRANSMONTAIGNE INC.

                                        By:  /s/ Donald H. Anderson
                                             ______________________________
                                             Donald H. Anderson, President

                                        Guarantors

                                        TRANSMONTAIGNE PIPELINE INC.
                                        TRANSMONTAIGNE TERMINALING INC.
                                        TRANSMONTAIGNE PRODUCT SERVICES INC.

                                        By:  /s/ Donald H. Anderson
                                             ______________________________
                                             Donald H. Anderson,
                                             Chief Executive Officer of each
                                             of the foregoing corporations

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     Agreed as of the date first above written:

     THE PRUDENTIAL INSURANCE COMPANY
       OF AMERICA

     By:  /s/  Ric E. Abel
          __________________________________
               Vice President

     U.S. PRIVATE PLACEMENT FUND

     By:  Prudential Private Placement
          Investors, L.P., Investment Advisor

          By:  Prudential Private Placement
               Investors, Inc., its General Partner

     By:  /s/  Ric E. Abel
          __________________________________
               Vice President

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